EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE
November 30, 2012

WesBanco, Inc.
1 Bank Plaza
Wheeling, WV 26003

And

Fidelity Bancorp, Inc.
1009 Perry Highway
Pittsburgh, PA 15237

For Further Information Contact:
Paul M. Limbert (304) 234-9206
President & CEO, WesBanco, Inc.

Or

Richard G. Spencer (412) 367-3303
President & CEO, Fidelity Bancorp, Inc.

WesBanco, Inc. Consummates Merger with Fidelity Bancorp, Inc.
and Elects Director and Senior Officers

WHEELING, WV – November 30, 2012 – WesBanco, Inc. (“WesBanco”) (Nasdaq:WSBC), a multi-state bank holding company headquartered in Wheeling, West Virginia and Fidelity Bancorp, Inc. (“Fidelity”) (Nasdaq:FSBI), headquartered in Pittsburgh, Pennsylvania, jointly announced today the consummation of WesBanco’s acquisition of Fidelity and the election of a director and senior officers.  James C. Gardill, Chairman of the Board, and Paul M. Limbert, President & CEO, of WesBanco and Christopher S. Green, Chairman of the Board, and Richard G. Spencer, President & CEO, of Fidelity, made the joint announcement.

The merger, which was previously announced on July 19, 2012 was approved by the appropriate regulatory agencies, and was approved on November 27, 2012 by the shareholders of Fidelity.  Under the terms of the Agreement and Plan of Merger, Fidelity’s shareholders will receive 0.8275 shares of WesBanco common stock and $4.50 in cash for each share of Fidelity common stock held.  As a result of the merger, WesBanco will add Richard G. Spencer to its board from the board of Fidelity.  Two members of the Fidelity management team have been elected to new positions with WesBanco.  Michael A. Mooney has been elected Market President of WesBanco’s Western Pennsylvania Market and Anthony F. Rocco has been elected Senior Vice President, Community Banking of WesBanco’s Western Pennsylvania Market.

Mr. Mooney joined Fidelity in 1991 as Vice President of Lending and most recently served as Executive Vice President and Chief Lending Officer. He began his career in banking in 1977 at Equibank in Pittsburgh as a Management Trainee and later held the positions of Branch Manager, Commercial Loan Specialist and District Manager.  In 1985, Mr. Mooney joined Pittsburgh-based Landmark Savings Bank as a District Manager, later held the position of Vice President Marketing, Communications and Investor Relations and held the title of Vice President and Senior Community Banking Officer prior to joining Fidelity.  Mr. Mooney earned a Bachelor of Science degree from Penn State University, graduated from the ABA Stonier School of Banking in 2001 and resides in Economy Boro, Pennsylvania with his wife.  He and his wife are the parents of three children.

As Market President, Mr. Mooney will work with WesBanco’s western Pennsylvania market lenders and banking centers to expand and enhance WesBanco’s market presence in the region.

Mr. Rocco joined Fidelity in 1994 as Vice President of Community Banking and Security Officer.  He was promoted to Senior Vice President in 1997 and in addition to his primary responsibilities for business development, he established the Bank’s investment and insurance programs while managing multiple support functions.  Prior to joining Fidelity, Mr. Rocco was employed by Landmark Savings Bank where he began as a Management Trainee in 1983, later became a Branch Manager and Assistant Vice President - District Manager and held the position of Branch Manager after Landmark was acquired by Integra Bank in 1992.  Mr. Rocco earned a Bachelor of Science degree and an MBA from the University of Pittsburgh and received honors recognition in completing the Pennsylvania Bankers Association Advanced School of Banking at Bucknell University. Mr. Rocco resides in Cranberry Township, Pennsylvania with his wife.  He and his wife are the parents of three children.

As Senior Vice President of Community Banking, Western Pennsylvania, Mr. Rocco will be responsible for WesBanco’s 15 western Pennsylvania banking centers’ sales efforts as well as being responsible for the Retail Business Development program across all of WesBanco’s eight markets.

"We have expanded our franchise into another attractive market that is the home to a number of Fortune 500 companies and we look forward to business opportunities in western Pennsylvania. Our resources combined with those of Fidelity allow us to compete for larger commercial and retail transactions and to offer expanded trust and wealth-related services to another major metropolitan area. We look forward to competing for business through our model that maintains the community bank orientation that we feel differentiates us from many regional competitors.  Continuity in service and leadership has always been a hallmark of WesBanco’s acquisition strategy. We are pleased to announce that Mr. Mooney and Mr. Rocco will join us and continue to serve our customers in western Pennsylvania.  Fidelity employees have provided excellent service to their customers and we intend to build upon their tradition of excellence," Mr. Limbert said.

"WesBanco's vision for the future fit extremely well with our own business plan and our desire to maintain our strong reputation and community standing. WesBanco's extensive experience in trusts and investments, commercial lending and technologically-advanced banking systems were important factors in determining the merger potential of the combined organization," said Richard G. Spencer, Fidelity President & CEO.

It is anticipated that Fidelity’s name will be changed to WesBanco in mid-February, 2013, in conjunction with the expected data processing conversion.  Subsequent to the conversion date, Fidelity customers will continue to conduct their regular banking transactions at Fidelity’s banking locations as it will maintain all of the existing branch offices of Fidelity.  WesBanco’s partnership with STARsf/Allpoint ATM Network will provide WesBanco ATM/Debit card in more than 43,000 ATMs worldwide - surcharge free. STARsf/Allpoint ATMs are also found in local, regional and national retail merchants across all 50 states, as well as globally with ATMs in Puerto Rico, Australia, Mexico and the United Kingdom.  It is anticipated that Fidelity customers will be provided with this increased ATM access in early 2013.

WesBanco’s merger with Fidelity creates a multi-state bank holding company of $6.2 billion in total assets providing banking services through 119 locations and 111 ATMs in West Virginia, Ohio and Pennsylvania. The transaction expands WesBanco’s franchise in western Pennsylvania into the Pittsburgh, Pennsylvania region. Prior to the merger with WesBanco, Fidelity operated 13 banking offices located in Pittsburgh, Pennsylvania and western Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward Looking Statements:

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and Fidelity, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended  disruption of vital infrastructure; and other factors described in WesBanco's 2011 Annual Report on Form 10-K, Fidelity's 2011 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Fidelity with the Securities and Exchange Commission, including WesBanco's Form 10-Q as of September 30, 2012 and Fidelity's Form 10-Qs as of December 31, 2011 and June 30, 2012. All forward-looking statements included in this news release are based on information available at the time of the release. WesBanco assumes no obligation to update any forward looking statement.
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